SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT - FEBRUARY 2, 2005

(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: (973) 994-3999

Item 7.01    Regulation FD Disclosure

On February 2, 2005, Columbia Laboratories, Inc. (the “Company”), issued a press release entitled, “Columbia Laboratories Restructures Sales and Marketing.” A copy of the press release issued by the Company is filed herewith as Exhibit 99.1.

This report is not deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01    Financial Statements and Exhibits

(a)    Financial Statements.

 None.

(b)   Pro Forma Financial Information.

 None.

(c)    Exhibits.

99.1 Press Release dated February 2, 2005, entitled “Columbia Laboratories Restructures Sales and Marketing.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2005

COLUMBIA LABORATORIES, INC.

Date:	By:	/S/ David L. Weinberg
David L. Weinberg
Vice President and Chief Financial Officer